 Filed Pursuant to Rule 424(b)(3)
 Registration File No. 333-287331
PROSPECTUS
Helmerich & Payne, Inc.
OFFER TO ISSUE
THE EXCHANGE NOTES SET FORTH BELOW
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
IN EXCHANGE FOR
ALL OUTSTANDING NOTES
SET FORTH OPPOSITE THE CORRESPONDING EXCHANGE NOTES
EXCHANGE NOTES	OUTSTANDING NOTES
Up to $350,000,000 aggregate principal amount of 4.650% Senior Notes due 2027	$350,000,000 aggregate principal amount of 4.650% Senior Notes due 2027
Up to $350,000,000 aggregate principal amount of 4.850% Senior Notes due 2029	$350,000,000 aggregate principal amount of 4.850% Senior Notes due 2029
Up to $550,000,000 aggregate principal amount of 5.500% Senior Notes due 2034	$550,000,000 aggregate principal amount of 5.500% Senior Notes due 2034
The exchange offer will expire at 5:00 p.m., New York City time, on June 26, 2025, unless we extend or earlier terminate the exchange offer.
The Exchange Notes:
•
Helmerich & Payne, Inc. (the “Company”) is offering to issue (the “exchange offer”) (i) up to $350,000,000 aggregate principal amount of 4.650% Senior Notes due 2027 (the “New 2027 Notes”), (ii) up to $350,000,000 aggregate principal amount of 4.850% Senior Notes due 2029 (the “New 2029 Notes”) and (iii) up to $550,000,000 aggregate principal amount of 5.500% Senior Notes due 2034 (the “New 2034 Notes” and, together with the New 2027 Notes and the New 2029 Notes, the “New Notes”) that have, in each case, been registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for (i) $350,000,000 aggregate principal amount of 4.650% Senior Notes due 2027 (the “Old 2027 Notes”), (ii) $350,000,000 aggregate principal amount of 4.850% Senior Notes due 2029 (the “Old 2029 Notes”) and (iii) $550,000,000 aggregate principal amount of 5.500% Senior Notes due 2034 (the “Old 2034 Notes” and, together with the Old 2027 Notes and the Old 2029 Notes, the “Old Notes”) that are, in each case, outstanding and unregistered. The term “Notes” refers to both the Old Notes and the New Notes.

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The terms of the New Notes offered in the exchange offer are substantially identical to the terms of the Old Notes, except that the New Notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes.

Material Terms of the Exchange Offer:
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The exchange offer expires at 5:00 p.m., New York City time, on June 26, 2025, unless extended.

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Upon expiration of the exchange offer, all Old Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the New Notes.

•
You may withdraw tendered Old Notes at any time prior to the expiration of the exchange offer.

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The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

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If you fail to tender your Old Notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

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Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such New Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the New Notes. We have agreed that for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

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There is no existing public market for the Old Notes or the New Notes. We do not intend to list the New Notes on any securities exchange or quotation system.

Investing in the New Notes involves risks. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated May 28, 2025

i

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in the letter of transmittal accompanying this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to exchange the Old Notes for the New Notes, and this prospectus is not an offer to exchange or a solicitation to exchange the Old Notes for the New Notes where such an offer, solicitation or exchange would be unlawful. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.
This prospectus does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about us and the Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC’s website at www.sec.gov. See “Where You Can Find More Information.”
You may also obtain this information without charge by writing us at the following address or telephoning us at the following telephone number:
Investor Relations
Helmerich & Payne, Inc.
222 North Detroit Avenue
Tulsa, Oklahoma 74120
(918) 742-5531
In order to ensure timely delivery, you must request the information no later than June 18, 2025, which is five business days before the expiration of the exchange offer.

MARKET AND INDUSTRY DATA
This prospectus includes information with respect to market share and industry conditions, which are based upon internal estimates and various third-party sources. While management believes that such data is reliable, we have not independently verified any of the data from third-party sources nor have we ascertained the underlying assumptions relied upon therein. Similarly, our internal research is based upon management’s understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference herein are forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “project,” “target,” “continue,” or the negative thereof or similar terminology, and such statements include, but are not limited to, statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions, many of which are beyond our control and any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The inclusion of such statements should not be regarded as a representation that such plans, estimates, or expectations will be achieved.
Factors that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements include, but are not limited to:
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our ability to achieve the strategic and other objectives relating to the acquisition of KCA Deutag International Limited (“KCA Deutag”);

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the risk that we are unable to integrate KCA Deutag operations in a successful manner and in the expected time period;

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the volatility of future oil and natural gas prices;

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contracting of our rigs and actions by current or potential customers;

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the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries and other oil producing nations with respect to production levels or other matters related to the prices of oil and natural gas;

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changes in future levels of drilling activity and capital expenditures by our customers, whether as a result of global capital markets and liquidity, changes in prices of oil and natural gas or otherwise, which may cause us to idle or stack additional rigs, or increase our capital expenditures and the construction, upgrade or acquisition of rigs;

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changes in worldwide rig supply and demand, competition, or technology;

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possible cancellation, suspension, renegotiation or termination (with or without cause) of our contracts as a result of general or industry-specific economic conditions, mechanical difficulties, performance or other reasons;

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expansion and growth of our business and operations;

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our belief that the final outcome of our legal proceedings will not materially affect our financial results;

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the impact of federal, state and foreign legislative and regulatory actions and policies, affecting our costs and increasing operating restrictions or delay and other adverse impacts on our business;

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environmental or other liabilities, risks, damages or losses, whether related to storms or hurricanes (including wreckage or debris removal), collisions, grounding, blowouts, fires, explosions, other accidents, terrorism or otherwise, for which insurance coverage and contractual indemnities may be insufficient, unenforceable or otherwise unavailable;

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the impact of geopolitical developments and tensions, war and uncertainty involving or in the geographic region of oil-producing countries (including the ongoing armed conflicts between Russia and Ukraine and conflicts in Israel, and any related political or economic responses and counter-responses or otherwise by various global actors or the general effect on the global economy);

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global economic conditions, such as a general slowdown in the global economy, supply chain disruptions, inflationary pressures, the impact of new or additional tariffs, currency fluctuations, and instability of financial institutions, and their impact on the Company;

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our financial condition and liquidity;

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tax matters, including our effective tax rates, tax positions, results of audits, changes in tax laws, treaties and regulations, tax assessments and liabilities for taxes;

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the occurrence of security incidents, including breaches of security, or other attack, destruction, alteration, corruption, or unauthorized access to our information technology systems or destruction, loss, alteration, corruption or misuse or unauthorized disclosure of or access to data;

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potential impacts on our business resulting from climate change, greenhouse gas regulations, and the impact of climate change related changes in the frequency and severity of weather patterns;

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potential long-lived asset impairments; and

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our sustainability strategy, including expectations, plans, or goals related to corporate responsibility, sustainability and environmental matters, and any related reputational risks as a result of execution of this strategy.

Additional factors that could cause actual results to differ materially from our expectations or results discussed in the forward-looking statements are disclosed under the section herein entitled “Risk Factors” and elsewhere in this prospectus, in our 2024 Annual Report on Form 10-K under Part I, Item 1A — “Risk Factors” and Item 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as in other reports and documents the Company files with the SEC and incorporated by reference herein. All subsequent written and oral forward-looking statements, express or implied, are expressly qualified in their entirety by such cautionary statements.
All forward-looking statements speak only as of the date they are made and are based on information available at that time. Because of the underlying risks and uncertainties, we caution you against placing undue reliance on these forward-looking statements. We assume no duty to update or revise these forward looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

SUMMARY
This summary highlights selected information from this prospectus or incorporated by reference herein and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the exchange offer and the New Notes.
The Company conducts substantially all of its business through its subsidiaries. In the sections of this prospectus that describe the business of the Company, unless the context otherwise indicates, references to “the Company,” “us,” “we,” “our” and like terms refer to the Company and its subsidiaries. In the sections of this prospectus that describe the Notes or the terms of the exchange offer, unless the context otherwise indicates, references to “us,” “we,” “our” and like terms refer to the Company and not to any of its subsidiaries.
Our Company
Helmerich & Payne, Inc. was incorporated under the laws of the State of Delaware on February 3, 1940 and is successor to a business originally organized in 1920. We provide performance-driven drilling solutions and technologies that are intended to make hydrocarbon recovery safer and more economical for oil and gas exploration and production companies. We are an important partner for a number of oil and gas exploration and production companies, but we focus primarily on the drilling segment of the oil and gas production value chain. Our technology services focus on developing, promoting and commercializing technologies designed to improve the efficiency and accuracy of drilling operations, as well as wellbore quality and placement.
Our drilling services operations are organized into the following reportable operating business segments: North America Solutions, International Solutions and Offshore Solutions. Our North America Solutions operations are primarily located in Texas, but also traditionally operate in other states, depending on demand. Our International Solutions operations are conducted in major international oil and gas markets, primarily in the Middle East, Latin America, and Australia. Our Offshore Solutions operations is comprised of asset-light offshore management contracts and contracted rig platforms located in U.S. federal waters, the North Sea, Norway, Azerbaijan and other international waters.
We also own and operate a limited number of commercial real estate properties located in Tulsa, Oklahoma. Our real estate investments include a shopping center and undeveloped real estate.
Helmerich & Payne, Inc. is a Delaware corporation. Our principal executive offices are located at 222 North Detroit Avenue, Tulsa, Oklahoma 74120. Our telephone number is (918) 742-5531.

The Exchange Offer
A brief description of the material terms of the exchange offer follows. We are offering to exchange the New Notes for the Old Notes. The terms of the New Notes offered in the exchange offer are substantially identical to the terms of the Old Notes, except that the New Notes will be registered under the Securities Act, and certain transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes. For a more complete description, see “Description of the New Notes” and “The Exchange Offer.”
Old Notes
The Old Notes consist of:
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$350,000,000 aggregate principal amount of 4.650% Senior Notes due 2027;

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$350,000,000 aggregate principal amount of 4.850% Senior Notes due 2029; and

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$550,000,000 aggregate principal amount of 5.500% Senior Notes due 2034;

which we issued on September 17, 2024 under the Third Supplemental Indenture, Fourth Supplemental Indenture and Fifth Supplemental Indenture, respectively, as each are defined below under “Description of the New Notes.”
New Notes
The New Notes consist of:
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up to $350,000,000 aggregate principal amount of 4.650% Senior Notes due 2027;

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up to $350,000,000 aggregate principal amount of 4.850% Senior Notes due 2029; and

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up to $550,000,000 aggregate principal amount of 5.500% Senior Notes due 2034;

the issuance of which has been registered under the Securities Act. The form and the terms of the New Notes are substantially identical to those of the Old Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes described in the registration rights agreement do not apply to the New Notes.
The Exchange Offer
We are offering to issue:
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up to $350,000,000 aggregate principal amount of New 2027 Notes in exchange for a like principal amount of Old 2027 Notes;

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up to $350,000,000 aggregate principal amount of New 2029 Notes in exchange for a like principal amount of Old 2029 Notes; and

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up to $550,000,000 aggregate principal amount of New 2034 Notes in exchange for a like principal amount of Old 2034 Notes;

to satisfy our obligations under the registration rights agreement that we entered into when the Old Notes were issued in a transaction consummated in reliance upon exemptions from registration provided by Rule 144A and Regulation S under the Securities Act.
Expiration Date; Tenders
The exchange offer will expire at 5:00 p.m., New York City time, on June 26, 2025, unless we extend or earlier terminate the exchange offer. By tendering your Old Notes, you represent to us that:
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you are neither our “affiliate,” as defined in Rule 405 under the Securities Act, nor a broker-dealer tendering Notes acquired directly from us for your own account;

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any New Notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

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at the time of the commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving New Notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Old Notes or the New Notes in violation of the Securities Act;

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if you are a broker-dealer, you will receive the New Notes for your own account in exchange for Old Notes that were acquired by you as a result of your market-making activities or other trading activities and that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes you receive; for further information regarding resales of the New Notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution”; and

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if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution, as defined in the Securities Act, of the New Notes.

Withdrawal; Non-Acceptance
You may withdraw any Old Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on June 26, 2025, unless we extend or earlier terminate the exchange offer. If we decide for any reason not to accept any Old Notes tendered for exchange, the Old Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”), any withdrawn or unaccepted Old Notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered Old Notes, see “The Exchange Offer — Terms of the Exchange Offer; Period for Tendering Old Notes” and “The Exchange Offer — Withdrawal Rights.”
Conditions to the Exchange Offer
We are not required to accept for exchange or to issue New Notes in exchange for any Old Notes, and we may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:
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the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

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an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

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we do not receive all the governmental approvals that we deem necessary to consummate the exchange offer; or

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there has been proposed, adopted or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

We may waive any of the above conditions in our reasonable discretion. See the discussion below under the caption “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.
Procedures for Tendering Old Notes
Unless you comply with the procedures described below under the caption “The Exchange Offer — Guaranteed Delivery Procedures,” you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:
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tender your Old Notes by sending (i) the certificates for your Old Notes (in proper form for transfer), (ii) a properly completed and duly executed letter of transmittal and (iii) all other documents required by the letter of transmittal to Computershare Trust Company, N.A., as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer — Exchange Agent”; or

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tender your Old Notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, or an agent’s message, as defined below under “The Exchange Offer — Procedures for Tendering Old Notes,” instead of the letter of transmittal, to the exchange agent. For a book-entry transfer to constitute a valid tender of your Old Notes in the exchange offer, Computershare Trust Company, N.A., as exchange agent, must receive a confirmation of book-entry transfer of your Old Notes into the exchange agent’s account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer — Book-Entry Transfers.” As used in this prospectus, the term

“agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.
Guaranteed Delivery Procedures
If you are a registered holder of Old Notes and wish to tender your Old Notes in the exchange offer, but:
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the Old Notes are not immediately available;

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time will not permit your Old Notes or other required documents to reach the exchange agent before the expiration or termination of the exchange offer; or

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the procedure for book-entry transfer cannot be completed prior to the expiration or termination of the exchange offer;

then you may tender Old Notes by following the procedures described below under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”
Special Procedures for Beneficial Owners
If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the exchange offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender them on your behalf. If you wish to tender such Old Notes in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name, or obtain a properly completed bond power from the person in whose name the Old Notes are registered.
U.S. Federal Income Tax Considerations
The receipt of New Notes in exchange for Old Notes in the exchange offer will not be a taxable transaction for U.S. federal income tax purposes. See the discussion below under the caption “U.S. Federal Income Tax Considerations” for more information regarding the U.S. federal income tax consequences to you of the exchange offer.
Use of Proceeds
We will not receive any cash proceeds from the exchange offer.
Exchange Agent
Computershare Trust Company, N.A. is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption “The Exchange Offer — Exchange Agent.”
Resales
Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:
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you are acquiring the New Notes in the ordinary course of your business;

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you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the New Notes; and

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you are neither an affiliate of ours nor a broker-dealer tendering Notes acquired directly from us for your own account.

If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of New Notes:
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you cannot rely on the applicable interpretations of the staff of the SEC;

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you will not be entitled to tender your Old Notes in the exchange offer; and

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you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of the New Notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the New Notes.
Furthermore, any broker-dealer that acquired any of its Old Notes directly from us:
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may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters (collectively, the “Exxon Capital Letters”); and

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must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction. See “Plan of Distribution” and “The Exchange Offer — Purpose and Effect of Exchange Offer Registration Rights.”

Broker-Dealers
Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such New Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the New Notes. We have agreed that for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
Registration Rights Agreement for the Old Notes
In connection with the issuance of the Old Notes on September 17, 2024 pursuant to the private placement offering, we entered into a registration rights agreement with the initial purchasers. Under the terms of the registration rights agreement, we agreed to, among other things:
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file the exchange offer registration statement with the SEC with respect to a registered offer to exchange the Old Notes for freely tradeable notes having terms identical in all material respects to such Old Notes;

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use commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act no later than June 16, 2025;

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use commercially reasonably efforts to complete the exchange offer no later than July 14, 2025;

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file a shelf registration statement for the resale of the Old Notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances; and

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if we fail to meet our registration obligations under the registration rights agreement, pay additional interest at a rate of 0.25% per annum until all such defaults have been cured.

Consequences of Not Exchanging Old Notes
If you do not exchange your Old Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to your Old Notes. In general, you may offer or sell your Old Notes only:
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if they are registered under the Securities Act and applicable state securities laws;

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if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

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if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not intend to register the Old Notes under the Securities Act, and holders of Old Notes that do not exchange Old Notes for New Notes in the exchange offer will no longer have registration rights with respect to the Old Notes except in the limited circumstances provided in the registration rights agreement. Under some circumstances, as described in the registration rights agreement, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell New Notes received in the exchange offer, may require us to file, and to use commercially reasonable efforts to cause to become effective, a shelf registration statement covering resales of the Old Notes by such holders. For more information regarding the consequences of not tendering your Old Notes, see “The Exchange Offer — Consequences of Exchanging or Failing to Exchange Old Notes.”
Summary Description of the New Notes
A brief description of the material terms of the New Notes follows. The terms of the New Notes and those of the Old Notes are substantially identical, except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes described in the registration rights agreement do not apply to the New Notes. For a more complete description, see “Description of the New Notes.” In this section, “us,” “we,” “our” and like terms refer only to the Company.
Issuer
Helmerich & Payne, Inc., a Delaware corporation.
New Notes Offered
Up to $1,250,000,000 aggregate principal amount of New Notes, consisting of:
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up to $350,000,000 of 4.650% Senior Notes due 2027;

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up to $350,000,000 of 4.850% Senior Notes due 2029; and

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up to $550,000,000 of 5.500% Senior Notes due 2034.

Maturity Date
The New Notes will mature on each of the following dates:
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December 1, 2027 for the New 2027 Notes;

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December 1, 2029 for the New 2029 Notes; and

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December 1, 2034 for the New 2034 Notes.

Interest Rate
The New Notes will bear interest at a rate of:
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4.650% per annum for the New 2027 Notes;

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4.850% per annum for the New 2029 Notes; and

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5.500% per annum for the New 2034 Notes.

Interest Payment Dates
We will pay interest semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2025.
Ranking
The New Notes will be the Company’s general unsecured obligations and will be:
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effectively junior in right of payment to any of the Company’s future secured debt, to the extent of the value of the collateral therefor;

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equal in right of payment with all of the Company’s existing and future unsecured unsubordinated debt;

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senior in right of payment to any of the Company’s future senior subordinated or subordinated debt; and

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structurally subordinated to all debt and other liabilities of the Company’s subsidiaries.

See “Risk Factors — Risks Relating to the New Notes — The Company is a holding company, and the New Notes will be structurally subordinated to the indebtedness and other liabilities of the Company’s subsidiaries from time to time outstanding.”
Guarantees
The New Notes will not be guaranteed by any of the Company’s subsidiaries.
Optional Redemption
We may redeem the New Notes at our option, in whole or in part, at any time or from time to time:
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prior to November 1, 2027 for the New 2027 Notes;

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prior to November 1, 2029 for the New 2029 Notes; and

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prior to September 1, 2034 for the New 2034 Notes;

at the applicable “make-whole” redemption price of the New Notes being redeemed, plus accrued and unpaid interest, if any, on such New Notes to, but not including, the redemption date.
Notwithstanding the immediately preceding paragraph, we may redeem the New Notes in whole or in part, at any time or from time to time:
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on or after to November 1, 2027 for the New 2027 Notes;

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on or after to November 1, 2029 for the New 2029 Notes; and

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on or after to September 1, 2034 for the New 2034 Notes;

at a redemption price equal to 100% of the principal amount of the New Notes being redeemed, plus accrued and unpaid interest, if any, on such New Notes to, but not including, the redemption date.
For additional information, see “Description of the New Notes — Optional Redemption.”
Certain Covenants
The New Notes are subject to certain covenants that, among other things, limit the ability of the Company and its subsidiaries, to incur certain liens, engage in sale and lease-back transactions or to consolidate, merge or transfer all or substantially all of the assets of the Company. Each covenant is subject to a number of important exceptions, limitations and qualifications that are described under “Description of the New Notes — Covenants.”
Change of Control Offer
If a Change of Control Triggering Event (as defined herein) occurs, each holder of the New Notes may require us to purchase all or a portion of such holder’s New Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of the New Notes — Change of Control Offer” and “Risk Factors — Risks Relating to the New Notes — We may not have sufficient funds to purchase the New Notes upon a Change of Control Triggering Event as required by the indenture governing the New Notes. The Change of Control Offer covenant provides limited protection.”
No Trading Market
The New Notes constitute a new issue of securities, for which there is no existing trading market. In addition, we do not intend to apply to list the New Notes on any securities exchange or for quotation on any automated quotation system. We cannot provide you with any assurance regarding whether a trading market for the New Notes will develop, the ability of holders of the New Notes to sell their notes or the prices at which holders may be able to sell their notes. If no active trading market develops, you may be unable to resell the New Notes at their fair market value or at all.
Form and Denomination
The New Notes will be issued in fully registered form in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
DTC Eligibility
The New Notes will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Description of the New Notes — Book‑Entry; Delivery and Form” and “Description of the New Notes — Book-Entry System.”
Governing Law
The indenture governing the New Notes and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York.
Risk Factors
Investing in the New Notes involves substantial risks and uncertainties. See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to participate in the exchange offer.

RISK FACTORS
You should carefully consider all the information set forth in this prospectus and incorporated by reference herein before deciding to participate in the exchange offer. Your investment in the New Notes involves certain risks. Before deciding whether to make an investment in the New Notes, and in consultation with your own financial, tax, legal and other advisors, you should carefully consider, among other matters, the following discussion of risks, as well as the other risks, uncertainties and assumptions that are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and the information in other filings the Company has made or may make from time to time with the SEC. Any of these risks could materially and adversely affect our business, financial condition and results of operations. The risks described below or incorporated by reference herein are not the only risks facing us. There may be other additional risks, uncertainties and matters not presently known to us or that we believe to be immaterial that could nevertheless have a material adverse effect on our business, financial condition and results of operations. In such case, you may lose all or part of your original investment.
Risks Relating to the New Notes
The New Notes will be equal in right of payment to our other unsecured senior indebtedness.
The Company’s payment obligations under the New Notes will be unsecured and equal in right of payment to the current and future senior, unsecured indebtedness of the Company, including indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other senior unsecured indebtedness. Subject to certain restrictions on secured debt, the indenture governing the New Notes does not limit the ability of the Company to incur additional indebtedness and other obligations, including indebtedness and other obligations that rank equal in right of payment with the New Notes.
There may not be any trading market for the New Notes; many factors affect the trading and market value of the New Notes.
The New Notes are a new issue of securities and there is no established trading market for the New Notes. We do not intend to apply for listing or quotation of the New Notes on any securities exchange or on any automated quotation system. We cannot assure you a trading market for your New Notes will ever develop or be maintained if developed. Furthermore, we cannot assure you as to the liquidity of any trading market that may develop for any of the New Notes, whether you will be able to sell the New Notes, or the prices at which you may be able to sell the New Notes. In addition to our creditworthiness, many factors will affect the trading market for, and trading value of, your New Notes. These factors include the risk factors described and referred to elsewhere in this “Risk Factors” section and the following:
•
the interest rate on the New Notes;

•
the time remaining to the maturity of the New Notes;

•
the outstanding amount of the New Notes;

•
the redemption features of the New Notes;

•
the level, direction and volatility of market interest rates generally;

•
market perceptions of the level, direction and volatility of interest rates generally;

•
the trading value of comparable securities; and

•
our financial condition and results of operations.

There may be a limited number of buyers if you decide to sell your New Notes. This may affect the price you receive for your New Notes or your ability to sell your New Notes at all. You should not purchase New Notes unless you understand and know you can bear all of the investment risks involving your New Notes.

The Company is a holding company, and the New Notes will be structurally subordinated to the indebtedness and other liabilities of the Company’s subsidiaries from time to time outstanding.
The New Notes are the Company’s obligations exclusively and not of any of its subsidiaries. The Company’s subsidiaries are separate legal entities that have no obligation to pay any amounts due under the New Notes or to make any funds available therefor, whether by dividends, loans or other payments. The New Notes will be structurally subordinated to the indebtedness and other liabilities of the Company’s subsidiaries from time to time outstanding. The Company’s operations are conducted almost entirely through subsidiaries. Accordingly, the Company’s cash flow is dependent upon the earnings of those subsidiaries and the distribution of those earnings to the Company, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances by the Company’s subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of the subsidiaries and are subject to various business considerations. The Company’s right to receive assets of any subsidiaries upon their liquidation or reorganization (and your consequent right to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that the Company is recognized as a creditor of that subsidiary, in which case the Company’s claims would still be effectively subordinated to any security interests in the assets of the subsidiary and would still be contractually subordinated to any indebtedness of the subsidiary senior to that held by the Company.
Redemption prior to maturity may adversely affect your return on the New Notes.
The Company may choose to redeem your New Notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the New Notes being redeemed.
Changes in our credit rating may adversely affect your investment in the New Notes.
The credit ratings assigned to the New Notes reflect the rating agencies’ assessments of our ability to make payments on the New Notes when due. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could increase our corporate borrowing costs and affect the market value of your New Notes. Also, our credit ratings may not reflect the potential impact of risks related to structure, market or other factors related to the value of the New Notes.
An increase in market interest rates could result in a decrease in the market value of the New Notes.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. As market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if market interest rates increase, the market value of the New Notes may decline, which could have an adverse effect on the trading prices and liquidity of the New Notes. We cannot predict the future level of market interest rates.
The terms of the notes contain limited covenants and other protections.
The indenture governing the New Notes contains covenants restricting our ability to take certain actions. However, these covenants are limited and contain specified exceptions. Accordingly, the indenture does not protect holders of the notes from all events that could have a negative effect on the creditworthiness of the New Notes and the market price of the New Notes, assuming a market for the New Notes develops, or if developed, will continue.
We may not have sufficient funds to purchase the New Notes upon a Change of Control Triggering Event as required by the indenture governing the New Notes. The Change of Control Offer covenant provides limited protection.
Holders of the New Notes may require us to purchase their New Notes upon a “Change of Control Triggering Event” as defined under “Description of the New Notes — Change of Control Offer.” A Change of Control Triggering Event (as defined in such section of this prospectus) may also result in holders of certain of our future indebtedness having the right to require us to repay indebtedness issued under other agreements. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the purchase price of the New Notes and repay indebtedness that may be tendered by the holders thereof in such a circumstance.
Furthermore, the terms of our then existing indebtedness or other agreements may contain covenants, events of default or other provisions that could be violated if a Change of Control Triggering Event were to occur or if we were required to purchase the New Notes and other notes and repay indebtedness containing a similar repurchase or repayment requirement.
The Change of Control Offer covenant is a result of negotiations between us and the initial purchasers and is limited to the transactions specified in “Description of the New Notes — Change of Control Offer.” We have no current intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we could decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, dispositions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.
Risks Relating to the Exchange Offer
Holders who fail to exchange their Old Notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offer is completed.
If you do not exchange your Old Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act.
Furthermore, we have not conditioned the completion of the exchange offer on receipt of any minimum or maximum principal amount of Old Notes. To the extent tenders of Old Notes in the exchange offer are accepted by us and the exchange offer is completed, the principal amount of remaining outstanding Old Notes will decrease. This decrease could reduce the liquidity of any trading market for the Old Notes, which may also make the trading prices of the Old Notes more volatile. We cannot assure you of the liquidity, or even the continuation, of any trading market for the outstanding Old Notes following the exchange offer. As a result, the market prices for the Old Notes that remain outstanding after the completion of the exchange offer may be adversely affected as a result of the exchange offer.
For further information regarding the consequences of not tendering your Old Notes in the exchange offer, see the discussions below under the captions “The Exchange Offer — Consequences of Exchanging or Failing to Exchange Old Notes” and “U.S. Federal Income Tax Considerations.”
You must comply with the exchange offer procedures to receive New Notes.
Holders of Old Notes are responsible for complying with all of the procedures for tendering Old Notes for exchange. Delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:
•
certificates for Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the exchange agent’s account at DTC, New York, New York, as a depository, including an agent’s message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

•
a complete and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal; and

•
any other documents required by the letter of transmittal.

If the instructions are not strictly complied with, the letter of transmittal or the agent’s message, as applicable, may be rejected. Therefore, holders of Old Notes who would like to tender Old Notes in exchange for New Notes should be sure to allow enough time for the necessary documents to be timely received by the exchange agent. Neither we, the exchange agent, nor any other person is under any duty or otherwise required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but that we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See “The Exchange Offer — Procedures for Tendering Old Notes” and “The Exchange Offer — Consequences of Exchanging or Failing to Exchange Old Notes.”
Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.
If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
In addition, a broker-dealer that purchased Old Notes for its own account as part of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act when it sells New Notes it receives in the exchange offer. Our obligation to make keep the registration statement of which this prospectus forms a part effect is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their New Notes.
The exchange offer may be terminated or delayed.
The consummation of the exchange offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offer — Conditions to the Exchange Offer.” We may, at our option and in our sole discretion, waive any such conditions. Even if the exchange offer is completed, the exchange offer may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their New Notes during which time such holders will not be able to effect transfers of their Old Notes tendered for exchange.
USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive in exchange Old Notes in like principal amount. We will cancel all Old Notes received in exchange for New Notes in the exchange offer, which cannot be reissued. Accordingly, the issuance of the New Notes will not result in any change in our capitalization.
THE EXCHANGE OFFER
Purpose and Effect of the Exchange Offer Registration Rights
In connection with the issuance of the Old Notes on September 17, 2024 pursuant to the private placement offering, the Company entered into a registration rights agreement with the initial purchasers. Under the terms of the registration rights agreement, we agreed to, among other things:
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file the exchange offer registration statement with the SEC with respect to a registered offer to exchange the Old Notes for freely tradeable notes having terms identical in all material respects to such Old Notes;

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use commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act no later than June 16, 2025;

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use commercially reasonable efforts to complete the exchange offer no later than July 14, 2025;

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file a shelf registration statement for the resale of the Old Notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances; and

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if we fail to meet our registration obligations under the registration rights agreement, pay additional interest at a rate of 0.25% per annum until all such defaults have been cured.

The terms of the New Notes offered in the exchange offer are substantially identical to the terms of the Old Notes, except that the New Notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.
Terms of the Exchange Offer; Period for Tendering Old Notes
On the terms and subject to the conditions set forth in this prospectus, we will accept for exchange Old Notes that are validly tendered prior to the expiration date and not validly withdrawn as permitted below. When we refer to the term expiration date, we mean 5:00 p.m., New York City time, June 26, 2025. We may, however, extend the period of time that the exchange offer is open or earlier terminate the exchange offer. If we extend the exchange offer, the term expiration date means the latest time and date to which the exchange offer is extended. In any event, the exchange offer will be held open for at least 20 business days.
As of the date of this prospectus, (i) $350,000,000 aggregate principal amount of Old 2027 Notes, (ii) $350,000,000 aggregate principal amount of Old 2029 Notes, and (iii) $550,000,000 aggregate principal amount of Old 2034 Notes are outstanding, representing the aggregate principal amount of Old Notes issued under the indenture, as defined below. We are sending this prospectus, together with the letter of transmittal, to all holders of Old Notes known to us on the date of this prospectus.
We expressly reserve the right to extend the period of time that the exchange offer is open, and consequently delay acceptance for exchange of any Old Notes, by giving written notice of an extension to the holders of the Old Notes as described below. During any extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.
Old Notes tendered in the exchange offer must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000.
We expressly reserve the right to amend or terminate the exchange offer, and not to exchange any Old Notes, upon the occurrence of any of the events specified under “— Conditions to the Exchange Offer.” In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change. We will give written notice of any extension, amendment, nonacceptance or termination of the exchange offer to the holders of the Old Notes and the exchange agent as promptly as practicable. In the case of any extension, we will issue a notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
Procedures for Tendering Old Notes
Your tender to us of Old Notes as set forth below and our acceptance of Old Notes will constitute a binding agreement between us and you on the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender Old Notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal, to Computershare Trust Company, N.A., as exchange agent, at the address set forth below under “— Exchange Agent” prior to the expiration date. In addition:
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certificates for Old Notes must be received by the exchange agent prior to the expiration date, along with the letter of transmittal; or

•
a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of Old Notes, if this procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer described below under “— Book-Entry Transfers” must be received by the exchange agent prior to the expiration date, with the letter of transmittal or an agent’s message in place of the letter of transmittal; or
•
the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.
The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Old Notes should be sent to us.
Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:
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by a holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

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for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (we refer to each such entity as an “Eligible Institution” in this prospectus). If Old Notes are registered in the name of a person other than the signer of the letter of transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.
We will use our reasonable judgment to make a final and binding determination on all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular Old Note not properly tendered or to not accept any particular Old Note which acceptance might, in our or our counsel’s reasonable judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Note either at or before the expiration date, including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular Old Note either before or after the expiration date, including the letter of transmittal and the instructions thereto, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Old Notes for exchange, and no one will be liable for failing to provide such notification.
If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Old Notes.
If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.
By tendering Old Notes, you represent to us that, among other things:
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the holder is neither our “affiliate,” as defined in Rule 405 under the Securities Act, nor a broker-dealer tendering notes acquired directly from us for its own account;

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any New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder; and

•
at the time of commencement of the exchange offer, neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Old Notes or the New Notes in violation of the Securities Act.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that such holder is not engaged in and does not intend to engage in a distribution, as defined in the Securities Act, of the New Notes.
If you are our “affiliate,” as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the exchange offer, you or any such other person:
•
cannot rely on the applicable interpretations of the staff of the SEC;

•
will not be entitled to tender your Old Notes in the exchange offer; and

•
must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of the New Notes issued in the exchange offer, including information with respect to any selling holder required by the Securities Act in connection with any resale of the New Notes.
Furthermore, any broker-dealer that acquired any of its Old Notes directly from us:
•
may not rely on the applicable interpretation of the staff of the SEC’s position contained in the Exxon Capital Letters; and

•
must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction. See “Plan of Distribution” and “— Purpose and Effect of Exchange Offer Registration Rights.”

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such New Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the New Notes. We have agreed that for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
Acceptance of Old Notes for Exchange; Delivery of New Notes
Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all Old Notes validly tendered and not validly withdrawn prior to the expiration date, unless we terminate the exchange offer. We will issue the New Notes promptly after the expiration date. See “— Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted validly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.
The holder of each Old Note accepted for exchange will receive a New Note in a principal amount equal to that of the surrendered Old Notes. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes or, if no interest has been so paid, from September 17, 2024. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment for accrued interest on the Old Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the Old Notes.
In all cases, issuance of New Notes for Old Notes that are accepted for exchange will only be made after timely receipt by the exchange agent of:
•
certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent’s account at DTC;

•
a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof; and

•
all other required documents.

If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder or, in the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, the non-exchanged Old Notes will be credited to an account maintained with DTC, promptly after the expiration or termination of the exchange offer.
Book-Entry Transfers
For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the Old Notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under “— Exchange Agent” prior to the expiration date or the guaranteed delivery procedures described below must be complied with.
The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program (“ATOP”) procedures to tender Old Notes. Any participant in the book-entry transfer facility may make book-entry delivery of Old Notes by causing the book-entry transfer facility to transfer such Old Notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Old Notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal.
Guaranteed Delivery Procedures
If you desire to tender your Old Notes and your Old Notes are not immediately available, or time will not permit your Old Notes or other required documents to reach the exchange agent before the expiration date, a tender may be effected if:
•
prior to the expiration date, the exchange agent receives from an Eligible Institution a notice of guaranteed delivery, substantially in the form we provide, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth your name and address, the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (“NYSE”) trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent; and
•
the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent’s message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights
You may withdraw your tender of Old Notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth under “— Exchange Agent.” This notice must specify:
•
the name of the person having tendered the Old Notes to be withdrawn;

•
the Old Notes to be withdrawn, including the principal amount of such Old Notes; and

•
where certificates for Old Notes have been transmitted, the name in which such Old Notes are registered, if different from that of the withdrawing holder.

If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC.
We will use our reasonable judgment to make a final and binding determination on all questions as to the validity, form and eligibility, including time of receipt, of such notices. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, the Old Notes will be credited to an account maintained with DTC for the Old Notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be re-tendered by following one of the procedures described under “— Procedures for Tendering Old Notes” above at any time prior to the expiration date.
Conditions to the Exchange Offer
Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration of the exchange offer:
•
the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC;

•
an action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

•
we shall not have received all governmental approvals that we deem necessary to consummate the exchange offer; or

•
there has been proposed, adopted, or enacted any law, statute, rule or regulation that, in our reasonable judgment, would materially impair our ability to consummate the exchange offer.

The conditions stated above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.
In addition, we will not accept for exchange any Old Notes tendered, and we will not issue New Notes in exchange for any such Old Notes, if at such time any stop order by the SEC is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part, or the indenture is no longer qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Exchange Agent
Computershare Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:
Computershare Trust Company, N.A., Exchange Agent
By Registered or Certified Mail, Overnight Delivery
1505 Energy Park Drive
St. Paul, MN 55108
Attention: CTSO Mail Operations
For Information Call:
(800) 344-5128
For Facsimile Transmission (for Eligible Institutions only):
(877) 407-4679
DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.
Fees and Expenses
The principal solicitation is being made by electronic mail by Computershare Trust Company, N.A., as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture governing the Notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.
Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.
Accounting Treatment
We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be expensed as incurred.
Transfer Taxes
You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the exchange offer unless you instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any potentially applicable transfer tax.
Consequences of Exchanging or Failing to Exchange Old Notes
The information below concerning specific interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and holders should consult their own legal advisors with respect to those matters.
If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to the provisions of the indenture governing the Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer applicable to your Old Notes. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Old Notes under the Securities Act. Holders of Old Notes that do not exchange Old Notes for New Notes in the exchange offer will no longer have any registration rights with respect to their Old Notes (except in the case of the initial purchasers and participating broker-dealers as provided in the registration rights agreement).
Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the New Notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of New Notes, as set forth below. However, any purchaser of New Notes who is one of our “affiliates” as defined in Rule 405 under the Securities Act or who intends to participate in the exchange offer for the purpose of distributing the New Notes:
•
will not be able to rely on the interpretation of the SEC’s staff;

•
will not be able to tender its Old Notes in the exchange offer; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer, and there can be no assurance that the SEC’s staff would make a similar determination with respect to the New Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.
Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, resale or other transfer of such New Notes, including information with respect to any selling holder required by the Securities Act in connection with the resale of the New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes which were received by the broker-dealer as a result of market-making or other trading activities.
DESCRIPTION OF THE NEW NOTES
The Company will issue up to $1,250,000,000 in aggregate principal amount of New Notes, consisting of (i) up to $350,000,000 aggregate principal amount of New 2027 Notes, (ii) up to $350,000,000 aggregate principal amount of New 2029 Notes, and (iii) up to $550,000,000 aggregate principal amount of New 2034 Notes, under a base indenture, dated December 20, 2018, among the Company, Helmerich & Payne International Drilling Co., and Computershare Trust Company, N.A. (the “trustee”), as supplemented by, relating to (i)  – (iii) above, respectively, (a) the Third Supplemental Indenture thereto (the “Third Supplemental Indenture”), (b) the Fourth Supplemental Indenture thereto (the “Fourth Supplemental Indenture”), and (c) the Fifth Supplemental Indenture thereto (the “Fifth Supplemental Indenture”), in each case dated as of September 17, 2024, and in each case between the Company and the trustee (such base indenture, as so supplemented, the “indenture”), establishing the terms of the New Notes. This is the same indenture under which the Old Notes were issued. The New Notes are substantially identical to the Old Notes except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes described in the registration rights agreement do not apply to the New Notes. The New Notes issued in this exchange offer and any Old Notes that remain outstanding after this exchange offer will constitute a single series of debt securities under the indenture.
The terms of the New Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The Company may issue additional New Notes (the “additional notes”) from time to time without notice or the consent of holders of the New Notes, provided that if the additional notes are not fungible with the New Notes offered hereby for U.S. federal income tax purposes, then they must be issued with a different CUSIP number. The New Notes issued in the exchange offer, the Old Notes and any additional notes subsequently issued under the indenture will be treated as a single series of securities for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions. Except as otherwise specified herein, all references to the “New Notes” include any additional notes. The Company may also issue other series of debt securities from time to time under the base indenture. References in this description to the “Company” refer only to Helmerich & Payne, Inc., and not to any of its Subsidiaries.
This Description of the New Notes is intended to be a useful overview of the material provisions of the New Notes and the indenture. Since this description is only a summary, you should refer to the indenture for a complete description of the Company’s obligations and your rights. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the indenture.
Unless we redeem or repurchase the New Notes prior to maturity, the entire principal amount of the applicable series of Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on::
•
December 1, 2027 for the New 2027 Notes;

•
December 1, 2029 for the New 2029 Notes; and

•
December 1, 2034 for the New 2034 Notes;

and will be:
•
unsecured;

•
effectively junior in right of payment to any of the Company’s future secured debt, to the extent of the value of the collateral therefor;

•
equal in right of payment with all of the Company’s existing and future unsecured unsubordinated debt;

•
senior in right of payment to any of the Company’s future senior subordinated or subordinated debt; and

•
structurally subordinated to all debt and other liabilities of the Company’s Subsidiaries that do not guarantee the New Notes.

The indenture does not contain restrictions on the amount of additional indebtedness that the Company or its Subsidiaries may issue or guarantee in the future.
Interest
Interest on the New Notes will accrue at the rate of:
•
4.650% per annum for the New 2027 Notes;

•
4.850% per annum for the New 2029 Notes; and

•
5.500% per annum for the New 2034 Notes;

from the most recent date on which interest has been paid, or if no interest has been paid, from the date of issuance. Interest on the New Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 2025, to the persons in whose names the New Notes are registered at the close of business on the preceding May 15 and November 15, respectively. Interest on the New Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any scheduled payment date with respect to the New Notes is not a business day, then the related payment will be paid on the next succeeding business day with the same force and effect as if made on such scheduled payment date and no further interest will accrue as a result of such delay.
Payments on the New Notes; Paying Agent and Registrar
The Company will pay principal of and interest on any New Notes issued in certificated form at the office or agency the Company designates, except that the Company may pay interest on any New Notes in certificated form either at the corporate trust office of the trustee or, at the Company’s option, by check mailed to holders of the New Notes at their registered addresses as they appear in the registrar’s books. In addition, if a holder of any New Notes in certificated form has given wire transfer instructions in accordance with the indenture, the Company will make all payments on those New Notes by wire transfer.
The Company has initially designated the trustee, at its corporate trust office, to act as its paying agent and registrar. The Company may, however, change the paying agent or registrar without prior notice to the holders of the New Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.
The Company will pay principal of and interest on any New Note in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
Transfer and Exchange
A holder of New Notes may transfer or exchange New Notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the trustee or the registrar for any registration of transfer or exchange of New Notes, but the Company may require a holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Company is not required to transfer or exchange any New Note selected for redemption. Also, the Company is not required to transfer or exchange any New Note (i) for a period of 15 days before a mailing of notice of redemption or (ii) if the Company has called the New Note for redemption in whole or in part, except the unredeemed portion of any New Note being redeemed in part.
The registered holder of a New Note will be treated as the owner of it for all purposes.
Future Guarantees
The indenture provides that, if any Subsidiary guarantees Debt (as defined below), of the Company under the Credit Agreement or any other credit facility entered into with commercial banks in excess of $25 million, then that Subsidiary will within 20 business days of such guarantee enter into a supplemental indenture under which it will provide a guarantee of the Company obligations under the indenture and the New Notes. Any such guarantee will be a joint and several obligation of the Subsidiary and the other guarantors and will be subject to limitations intended to prevent the obligations from being treated as a fraudulent conveyance.
A guarantee by a Subsidiary will be released automatically and unconditionally if (i) with respect to any guarantee provided by any Subsidiary, concurrently with or prior to such release, the Subsidiary ceases to provide a guarantee of Debt of the Company in excess of $25 million under an applicable credit facility, provided no event of default has occurred and is continuing; (ii) the Company’s (or a Subsidiary’s) Capital

Stock in such Subsidiary is sold or otherwise disposed (by merger or otherwise) to any person that is not the Company or a Subsidiary such that, after giving effect to any such sale or disposition, such person is no longer a Subsidiary; or (iii) the Company exercises its legal defeasance option or the Company’s obligations are discharged as described under “— Discharge, Legal Defeasance and Covenant Defeasance.”
Optional Redemption
Make-Whole Redemption
Prior to :
•
November 1, 2027 for the New 2027 Notes (the “2027 Notes Par Call Date”);

•
November 1, 2029 for the New 2029 Notes (the “2029 Notes Par Call Date”); and

•
September 1, 2034 for the New 2034 Notes (the “2034 Notes Par Call Date” and each of the 2027 Notes Par Call Date, the 2029 Notes Par Call date and the 2034 Notes Par Call Date, a “Par Call Date”);

the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the applicable redemption date (assuming the applicable New Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points in the case of the New 2027 Notes, 25 basis points in the case of the New 2029 Notes and 30 basis points in the case of the New 2034 Notes, each less (ii) interest accrued to, but not including, the applicable redemption date; and

•
100% of the principal amount of the New Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
The Company’s actions and determinations in determining the applicable redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall not be responsible for calculating the redemption price or any component thereof. Unless the Company defaults in payment of the redemption price, on and after the applicable redemption date, interest will cease to accrue on the New Notes or portions thereof called for redemption.
The Company also may from time to time purchase New Notes in tender offers, open market purchases or negotiated transactions without prior notice to the holders of the New Notes.
Par Redemption
On or after the applicable Par Call Date, the Company may redeem the New Notes, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the New Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
General
The Company will deliver notice of redemption at least 30 days but not more than 60 days before the applicable redemption date to each holder of the New Notes to be redeemed, except that notice may be given more than 60 days before the applicable redemption date in connection with a redemption in connection with a defeasance or satisfaction and discharge as described under “— Discharge, Legal Defeasance and Covenant Defeasance.” If the Company elects to redeem the New Notes in part, the trustee will select the New Notes to be redeemed in compliance with the requirements of the principal securities exchange, if any, on which the New Notes are listed, as certified to the trustee by the Company, or if the New Notes are not so listed or such exchange prescribes no method of selection, pro rata (or, in the case of New Notes evidenced by global notes, in accordance with DTC’s applicable procedures). No New Notes of a principal amount of

$2,000 or less will be redeemed in part. If any New Notes are to be redeemed in part only, the notice of redemption that relates to the New Notes will state the portion of the principal amount of the New Notes to be redeemed. For so long as the New Notes are held by DTC (or another depositary), the redemption of the New Notes (including the selection of notes for redemption if applicable) shall be done in accordance with the policies and procedures of the depositary.
Upon the payment of the redemption price plus accrued and unpaid interest, if any, to, but excluding, the redemption date, interest will cease to accrue on and after the applicable redemption date on the New Notes or portions thereof called for redemption.
Any redemption of New Notes or notice thereof may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, completion of a corporate transaction, consummation of a financing transaction or equity issuance, the proceeds of which are used to fund such redemption, or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Company’s sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Company if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). If any redemption date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such redemption date as so delayed may occur at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the date of the applicable notice of redemption. The Company shall provide written notice of the delay of such redemption date or the rescission of such notice of redemption (and rescission and cancellation of the redemption of the notes) to the trustee no later than 10:00 a.m. Eastern Time (subject to DTC procedures) on the redemption date or the redemption date as so delayed that all conditions to the redemption have been satisfied or if any such redemption has been rescinded or delayed. Upon receipt of such notice of delay of such redemption date or rescission of such notice of redemption, such redemption date shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the notes shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another person.
Change of Control Offer
Upon the occurrence of a Change of Control Triggering Event (as defined below), each holder of New Notes will have the right to require the Company to purchase all or any part (equal to a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) of the holder’s New Notes at a purchase price in cash equal to 101% (the “Change of Control Price”) of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent that the Company has exercised its right to redeem the New Notes as described under “— Optional Redemption” or as otherwise set forth in this section.
“Change of Control” means the occurrence of any one of the following:
(a)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one or more of the Subsidiaries or a combination thereof or a person controlled by the Company or one or more of the Subsidiaries or a combination thereof; or

(b)
the consummation of any transaction (including without limitation, any merger, amalgamation or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than any Subsidiary) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares (excluding a redomestication of the Company).

Notwithstanding the preceding or any provision of Rule 13d-3 under the Exchange Act, a person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.
Notwithstanding the foregoing, a transaction will not be deemed to involve a “Change of Control” if (1)(A) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company (which shall include a parent company) and (B) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of the Company’s Voting Stock immediately prior to that transaction or (2) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the then-outstanding Voting Stock, measured by voting power rather than number of shares, of (A) a holding company (which shall include a parent company) of which the Company is a direct or indirect wholly owned subsidiary, (B) a person to whom all or substantially all of the assets of the Company and its Subsidiaries has been sold, leased, transferred, or otherwise conveyed, or (C) the surviving person in a merger, consolidation or combination of the Company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event (as defined below). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
Within 60 days following the date upon which the Change of Control Triggering Event has occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that the Company has exercised its right to redeem the New Notes as described under “— Optional Redemption” or as otherwise set forth in this section, the Company will send a notice (a “Change of Control Offer”) to each holder of New Notes with a copy to the trustee, which notice will govern the terms of the Change of Control Offer, stating:
(1)
that a Change of Control Triggering Event with respect to New Notes has occurred and that such holder has the right to require the Company to purchase such holder’s New Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)
the circumstances regarding such Change of Control Triggering Event;

(3)
the purchase date (which shall be (i) no earlier than 30 days nor later than 60 days from the date such notice is sent, if sent after consummation of the Change of Control and (ii) on the date of the Change of Control, if sent prior to consummation of the Change of Control, in each case, other than as may be required by law) (such date, the “Change of Control Payment Date”); and

(4)
the instructions that a holder must follow in order to have its New Notes purchased.

Holders of New Notes electing to have New Notes purchased pursuant to a Change of Control Offer will be required to surrender their New Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the New Note completed, to the paying agent at the address specified in the notice, or transfer their New Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent and DTC, prior to the close of business on the third business day prior to the Change of Control Payment Date.
The Company may make a Change of Control Offer in advance of a Change of Control and the Change of Control Payment Date, and the Company’s Change of Control Offer may be conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
If holders of not less than 90% in aggregate principal amount of the outstanding New Notes validly tender and do not withdraw the New Notes in a Change of Control Offer, Alternate Offer (as hereinafter defined), or any other tender offer and the Company, or any third party making a Change of Control Offer, Alternate Offer or other tender offer in lieu of the Company, as described below, purchases all of the New Notes validly tendered and not withdrawn by such holders pursuant to such Change of Control Offer, Alternate Offer or other tender offer, as applicable, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 10 days following such purchase pursuant to the Change of Control Offer, Alternate Offer or other tender offer described above, as the case may be, to redeem all New Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date).
The Company will not be required to make a Change of Control Offer if (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all New Notes properly tendered and not withdrawn under its offer or (2) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all New Notes validly tendered at a cash price equal to or higher than the Change of Control Price and purchases all New Notes properly tendered in accordance with the terms of such Alternate Offer.
The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Notes pursuant to a Change of Control Offer.
The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and the Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.
Accordingly, the ability of a holder of New Notes to require the Company to repurchase its New Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and the Subsidiaries taken as a whole to another person may be uncertain.
The holders of a majority in principal amount of the outstanding New Notes may, on behalf of the holders of all New Notes, amend or waive the right of the holders to require the Company to purchase all or any part of each holder’s New Notes as a consequence of a Change of Control Triggering Event.
Associated Definitions
“Fitch” means Fitch Ratings Inc., or any successor thereof which is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by the Company.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, or any successor thereof which is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.
“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to rate the New Notes or fails to make a rating of the New Notes publicly available, the Company will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.
“Ratings Event” means the ratings of the New Notes are downgraded by one or more gradations (including gradations within ratings categories as well as between rating categories) and immediately following such downgrading, the New Notes are rated below Investment Grade by any two Rating Agencies, on any date during the period commencing upon the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by the Company of the occurrence of any Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control; provided, however, that a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not constitute a Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at the Company’s or the trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of such reduction in rating); provided, further, that no Change of Control Triggering Event shall occur if following such downgrade, the ratings of the New Notes by two or more Rating Agencies are equal to or better than their respective ratings on the date hereof.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereof which is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.
“Subsidiaries” is defined below under “— Covenants — Definitions.”
“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Covenants
Various capitalized terms used within this “Covenants” subsection are defined at the end of this subsection.
Limitations on Liens
So long as any New Notes are outstanding, the Company will not, nor will it permit any Subsidiary to, issue, assume or guarantee any debt for money borrowed (“Debt”) if such Debt is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any properties of the Company or any Subsidiary or upon any securities or Debt of any Subsidiary (whether such properties, securities or Debt is now owned or hereafter acquired) without in any such case effectively providing that the New Notes shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to:
(a)
mortgages on any property acquired (and related contracts, intangibles and other assets incidental thereto or arising therefrom (including improvements and accessions thereto and replacements or proceeds thereof)), constructed, developed, operated, altered, repaired or improved by the Company or any Subsidiary (or mortgages on the securities of, or equity interests in, a special purpose Subsidiary which holds no material assets other than the property being acquired, constructed, developed, operated, altered, repaired or improved) after the date of the indenture which are created within 360 days after such acquisition (or in the case of property constructed, developed, operated, altered, repaired or improved, after the completion and commencement of commercial operation of such property, whichever is later), to secure or provide for all or any part of the payment of the purchase price or cost thereof (including to secure indebtedness to finance all or any part of such purchase price or cost); provided that in the case of such construction, development, operation, alteration, repair or improvement, the mortgages shall not apply to any property owned by the Company or any Subsidiary before such construction, development, operation, alteration, repair or improvement other than (1) unimproved real property on which the property so constructed, or the development, operation, alteration, repair or improvement, is located or (2) personal property which is so improved (and related contracts, intangibles and other assets incidental thereto or arising therefrom (including improvements and accessions thereto and replacements or proceeds thereof));
(b)
(1) mortgages existing on the date of issuance of the New Notes, (2) existing mortgages on property acquired (including mortgages on any property acquired from a person which is consolidated with or merged with or into the Company or a Subsidiary) or (3) mortgages outstanding at the time any corporation, partnership or other entity becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary, including mortgages on the securities of, or equity interests in, such corporation, partnership or other entity; provided that in the case of (3) such mortgages shall only apply to property owned by, or securities of or equity interests in, such corporation, partnership or other entity at the time it becomes a Subsidiary or that is acquired thereafter other than from the Company or another Subsidiary;

(c)
mortgages in favor of the Company or any Subsidiary;

(d)
mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments on performance pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing, developing, operating, altering, repairing or improving the property subject to such mortgages (and related contracts, intangibles and other assets incidental thereto or arising therefrom (including improvements and accessions thereto and replacements or proceeds thereof)), including mortgages to secure Debt of the pollution control or industrial revenue bond type;

(e)
mortgages consisting of pledges or deposits by the Company or any Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Subsidiary is a party, or deposits to secure public or statutory obligations or regulatory obligations of the Company or any Subsidiary or deposits of cash or United States government bonds to secure surety or appeal bonds to which it is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(f)
mortgages imposed by law, including materialmen’s, carriers’, warehousemen’s, repairman’s, builders’, workmen’s, landlords’ and mechanics’ liens, in each case for sums not overdue for a period of more than 45 days or being contested in good faith by appropriate proceedings;

(g)
mortgages for taxes, assessments or other governmental charges that are not yet delinquent or which are being contested in good faith by appropriate proceedings or which thereafter can be paid without penalty;

(h)
mortgages in favor of issuers of surety or performance and return of money bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of the Company or any Subsidiary in the ordinary course of its business;

(i)
mortgages consisting of encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines, roads, pipe lines, water mains and other similar purposes, or mortgages consisting of zoning or other restrictions as to the use of real properties or mortgages incidental to the conduct of the business of the Company or a Subsidiary or to the ownership of its properties which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or a Subsidiary;

(j)
mortgages arising by virtue of any statutory or common law provisions or included in any customary deposit account agreements or related or similar documentation relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution;

(k)
mortgages on the stock, partnership or other equity interest in any Joint Venture of the Company or any of its Subsidiaries, or in any Subsidiary of the Company that owns an equity interest in a Joint Venture of the Company to secure Debt contributed and/or advanced solely to that Joint Venture;

(l)
mortgages on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums;

(m)
any mortgage over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

(n)
mortgages in favor of a seller on any segregated cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any executed letter of intent or purchase agreement for a purchase of property or assets not prohibited by the indenture;

(o)
any mortgage on the funds and accounts securing any Debt of the Company or any Subsidiary pursuant to customary escrow arrangements pending the release thereof, or pursuant to customary discharge, redemption or defeasance provisions; or

(p)
any extension, renewal, substitution, refinancing or replacement (or successive extensions, renewals, substitutions, refinancings or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (a) through (i), inclusive; provided that (1) such extension, renewal, substitution, refinancing or replacement mortgage shall not extend beyond the property or assets that secured or were of the type that secured the mortgage extended, renewed, substituted, refinanced or replaced, plus improvements, accessions to and replacements or proceeds thereof on such property or assets, unless otherwise permitted by this covenant, and (2) the Debt secured by such mortgage is not greater in principal amount than the Debt secured by the mortgage extended, renewed, substituted, refinanced or replaced plus the amount of fees and expenses and any prepayment premiums or breakage costs incurred in connection therewith.

In addition to the foregoing exceptions to the limitations set forth in the first paragraph of this subsection “— Limitations on Liens,” the Company and any Subsidiary may, without securing the New Notes, issue, assume or guarantee Debt secured by a mortgage that, taken together with certain Attributable Debt described in the following sentence, does not in the aggregate exceed 15.0% of Consolidated Net Tangible Assets determined at the time of incurrence. The Attributable Debt to be aggregated for purposes of this exception is all Attributable Debt in respect of Sale and Lease-Back Transactions of the Company and its Subsidiaries under the exception in clause (e)(2) below existing at such time.
Limitations on Sale and Lease-Back Transactions
So long as any New Notes are outstanding, the Company will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any Sale and Lease-Back Transaction:
(a)
entered into within 360 days of the later of the acquisition, construction, development, operation, alteration, repair, improvement or placing into service of the property subject thereto by the Company or such Subsidiary;

(b)
involving a lease of less than five years;

(c)
entered into in connection with an industrial revenue bond or pollution control financing;

(d)
between or among the Company and/or one or more Subsidiaries;

(e)
as to which the Company or such Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the New Notes (1) under clauses (a) through (l) in “— Limitations on Liens” above or (2) under the last paragraph of that covenant; or

(f)
as to which the Company will apply an amount equal to the net proceeds from the sale of the property so leased to (1) the retirement (other than any mandatory retirement), within 360 days of the effective date of any such Sale and Lease-Back Transaction, of New Notes or of Funded Debt of the Company or a Subsidiary or (2) the acquisition, construction, development, operation, alteration, repair or improvement of other property, provided that such property is owned by the Company or a Subsidiary free and clear of all mortgages.

SEC Reports; Financial Information
The Company covenants to furnish to the trustee, within 15 days after the Company files the same with the SEC, copies of the annual reports and of the information, documents and other reports that the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act; provided, however, that the Company will be deemed to have furnished such reports to the trustee if they have filed such reports with the SEC using the EDGAR filing system (or any successor thereto) and such reports are publicly available.
At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and the New Notes are not freely transferrable under the Securities Act, upon the request of a holder of the New Notes, the Company will promptly furnish or cause to be furnished the information specified under Rule 144A(d)(4) of the Securities Act to such holder, or to a prospective purchaser of a Note designated by such holder, in order to permit compliance with Rule 144A under the Securities Act.
Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s or any other person’s compliance with any of the covenants under the indenture or the New Notes (as to which the trustee is entitled to rely exclusively on Officers’ Certificates). The trustee shall have no duty or obligation whatsoever to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other person’s compliance with any of the covenants described herein or to determine whether such reports, information or documents have been posted on any website or other online data system or filed with the SEC through EDGAR (or other applicable system), to examine such reports, information, documents and other reports to ensure compliance with the provisions of the indenture, to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls.
Consolidation, Amalgamation, Merger, Conveyance of Assets
The indenture provides that the Company will not consolidate or amalgamate with or merge with or into any other entity, and that the Company will not sell, convey, transfer or lease all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole, to any person unless:
•
the entity formed by the consolidation or amalgamation or into which the Company is merged, if other than the Company or the person who acquires the assets, shall be organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes by supplemental indenture the Company’s obligations under the indenture and the New Notes;

•
immediately after giving effect to that transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•
the Company has delivered to the trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Notwithstanding the foregoing, this subsection will not apply to a sale, conveyance, transfer or lease of assets solely between or among the Company and its Subsidiaries, including by way of merger, consolidation, or amalgamation.
Event Risk
Except for the limitations described above under the subsections “— Limitations on Liens” and “— Limitations on Sale and Lease-Back Transactions,” the indenture does not afford holders of the New Notes protection in the event of a highly leveraged transaction involving the Company and will not contain any restrictions on the amount of additional indebtedness that the Company or its Subsidiaries may incur.
Definitions
“Attributable Debt” means, with respect to any Sale and Lease-Back Transaction as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease.
“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.
“Consolidated Net Tangible Assets” means the total assets of the Company and the Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of the Company and the Subsidiaries is available, minus all current liabilities (excluding the current portion of any long-term debt) of the Company and the Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of the Company and the Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with U.S. GAAP (which calculation shall give pro forma effect to any acquisition by or disposition of assets of the Company or any Subsidiaries involving the payment or receipt by the Company or any Subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $25 million that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter).
“Credit Agreement” means that certain Credit Agreement, dated as of November 13, 2018, as amended, by and among the Company and Wells Fargo Bank, National Association, as an issuing lender and administrative agent, and certain financial institutions, as lenders, as amended, restated, replaced, or refinanced from time to time, whether with the same or different lenders.
“Funded Debt” means indebtedness for money borrowed which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such indebtedness.
“Joint Venture” means any partnership, corporation or other entity in which up to and including 50% of the partnership interests, outstanding Capital Stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more Subsidiaries. A Joint Venture is not treated as a Subsidiary.
“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of the Company.
“Officers’ Certificate” means a certificate signed by two Officers, one of who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company and that complies with the indenture and is delivered to the trustee.
“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by the Company or any Subsidiary of any property from such person, whereby such property had been sold or transferred by the Company or any Subsidiary to such person.

“Subsidiary” means (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries or a combination thereof and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) the Company or any of the Subsidiaries is a controlling general partner or otherwise controls such entity.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each business day by the Board of Governors of the Federal Reserve System), on the third business day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.
If on the third business day preceding the applicable redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Company will, prior to such redemption date, deliver to the trustee an Officers’ Certificate setting forth the Treasury Rate and showing the calculation of such in reasonable detail. The trustee shall have no duty to verify the Company’s calculation of the Treasury Rate.
“U.S. Government Obligations” means nonredeemable direct obligations (or certifications representing an ownership interest in such obligations) of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

Mandatory Redemption; Sinking Fund
The Company is not required to make mandatory redemption or sinking fund payments with respect to the New Notes.
Book-Entry; Delivery and Form
The New Notes will initially be issued only in registered, book-entry form, in minimum denominations of $2,000 and any integral multiples of $1,000 as described under “— Book-Entry System.” The Company will issue one or more global notes in denominations that together equal the total principal amount of the outstanding New Notes.
Modification and Supplemental Indentures
The Company, each guarantor and the trustee may amend or supplement the indenture as it relates to the New Notes with the consent (including consents obtained in connection with a tender offer for the New Notes or a solicitation of consents in respect of the New Notes) of the holders of a majority in principal amount of the outstanding New Notes; provided, however, that no such amendment or supplemental indenture may, without the consent of the holder of each outstanding New Note affected thereby:
•
change the final maturity of the principal of such New Notes;

•
reduce the principal amount of such New Notes;

•
reduce the rate or extend the time of payment of interest on such New Notes;

•
reduce any amount payable on redemption of any such New Notes or change the time at which the New Notes may be redeemed (other than with respect to the minimum notice period required with respect to any redemption pursuant to the provisions of the indenture described under the caption “— Optional Redemption”);

•
change the currency in which the principal of, premium, if any, or interest on any such New Notes is payable;

•
impair the right to institute suit for the enforcement of any payment on any such New Notes when due;

•
make any change in the percentage in principal amount of the New Notes the consent of the holders of which is required for any such amendment; or

•
release a guarantee of the New Notes other than in accordance with the terms of the indenture.

Without the consent of any holder of outstanding New Notes, the Company, each guarantor and the trustee may amend or supplement the indenture and the New Notes to:
•
cure any ambiguity, omission, defect or inconsistency;

•
provide for the assumption by a successor to the obligations of the Company under the indenture;

•
provide for uncertificated New Notes in addition to or in place of certificated New Notes (provided that the uncertificated New Notes are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”));

•
provide for the issuance of, and establish the forms and terms and conditions of, other series of securities in accordance with the terms of the indenture or to make any other change that is applicable only to securities issued under the indenture other than the New Notes;

•
provide for the issuance of exchange notes or additional notes in accordance with the indenture;

•
effect or maintain, or otherwise comply with the requirements of the SEC in connection with, the qualification of the indenture under the Trust Indenture Act;

•
secure the New Notes, to the extent otherwise permitted by the indenture;

•
add to the covenants of the Company or events of default for the benefit of the holders or surrender any right or power conferred upon the Company;

•
conform the text of the indenture or the New Notes to the “Description of the New Notes” set forth in this prospectus; or

•
make other provisions that do not adversely affect the rights of any holder of outstanding New Notes.

The holders of a majority in principal amount of the outstanding New Notes may, on behalf of the holders of all New Notes, waive compliance with any covenant or any past default under the indenture with respect to the New Notes, except a default in the payment of the principal of, premium, if any, or interest on any New Note or in respect of a provision which under the indenture cannot be amended without the consent of the holder of each outstanding New Note affected.
It is not necessary for the consent of the holders under the indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. A consent to any amendment or waiver under the indenture by any holder of New Notes given in connection with a tender or purchase of such holder’s New Notes will not be rendered invalid by such tender or purchase. After an amendment or waiver under the indenture requiring consent of the holders becomes effective, the Company is required to deliver to the holders and trustee a notice briefly describing such amendment or waiver; provided, that the trustee shall deliver such notice to the holders if the Company requests that the trustee deliver such notice; provided that the Company shall deliver to the trustee, at least 5 days prior to the requested delivery date (unless trustee consents to a shorter period), an Officers’ Certificate requesting that the trustee give such notice in the Company’s name and at the Company’s expense and setting forth the information to be stated in such notice. However, the failure to mail such notice, or any defect in the notice, will not impair or affect the validity of the amendment or waiver.
Events of Default
The indenture defines an event of default with respect to the New Notes as being:
(1)
a default in payment of any principal of or premium, if any, on any New Notes when due, either at maturity, upon any redemption, by declaration or otherwise;

(2)
a default for 30 days in payment of any interest on any New Notes;

(3)
a default for 60 days after written notice from the trustee or holders of at least 25% in principal amount of the outstanding New Notes in the observance or performance of any other covenant in the New Notes or the indenture;

(4)
certain events of the Company’s or any guarantor’s bankruptcy, insolvency or reorganization;

(5)
the failure to keep any guarantor’s full and unconditional guarantee of the New Notes in full force and effect, except as provided in the indenture; or

(6)
any other default with respect to the New Notes provided in a supplemental indenture entered into as described above under “— Modification and Supplemental Indentures.”

If an event of default (other than one described in clause (4) above) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding New Notes may declare the principal amount of the New Notes to be due and payable immediately. If any event of default described in clause (4) above occurs, the principal amount of the New Notes will be automatically due and payable immediately. However, any time after an acceleration with respect to the New Notes has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of outstanding New Notes may, under some circumstances, rescind and annul such acceleration. The majority-holders, however, may not annul or waive a continuing default in payment of principal of, premium, if any, or interest on the New Notes.
The trustee is entitled to receive indemnification satisfactory to it from the holders of the New Notes before the trustee exercises any of its rights or powers under the indenture. This indemnification is subject to the trustee’s duty to act with the required standard of care during a default.

The holders of a majority in principal amount of the outstanding New Notes may direct the time, method and place of:
•
the conduct of any proceeding for any remedy available to the trustee with respect to the New Notes; or

•
the exercise of any trust or power conferred on the trustee with respect to the New Notes.

This right of the holders of the New Notes is, however, subject to the provisions in the indenture providing for the indemnification of the trustee and other specified limitations.
In general, the holders of New Notes may institute an action against the Company or any other obligor under the New Notes or the indenture only if the following conditions are met:
•
the holder previously has given to the trustee written notice of default and the default continues;

•
the holders of at least 25% in principal amount of the New Notes then outstanding have both requested the trustee to institute such action and offered the trustee indemnity satisfactory to it;

•
the trustee has not instituted this action within 60 days of receipt of such request and offer; and

•
the trustee has not received a direction inconsistent with such written request by the holders of a majority in principal amount of the New Notes then outstanding.

Provided further, the holder may not prejudice the rights of another holder or obtain a preference or priority over another holder (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such use by a holder prejudices the rights of any other holders or obtains preference or priority over such other holders). The above conditions do not apply to actions by holders of the New Notes against the Company or any other obligor under the New Notes for payment of principal of, premium, if any, or interest on or after the due date.
The indenture contains a covenant that the Company and any other obligor under the New Notes will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.
Discharge, Legal Defeasance and Covenant Defeasance
The Company may discharge or defease its obligations under the indenture with respect to the New Notes as set forth below.
Under terms specified in the indenture, the Company may discharge certain obligations to holders of the New Notes that have not already been delivered to the trustee for cancellation, if the New Notes:
•
have become due and payable;

•
will be due and payable by their terms within one year; or

•
will be called for redemption in accordance with their terms within one year.

The Company may discharge the New Notes by, among other things, irrevocably depositing an amount certified to be sufficient, without consideration of any reinvestment of interest (and in the case of deposits of U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants selected by the Company and delivered to the trustee), to pay at maturity, or upon redemption, the principal, premium, if any, and interest on the New Notes; provided that, with respect to any redemption pursuant to “— Optional Redemption” that requires the payment of a premium based on the Treasury Rate, the redemption price deposited shall be sufficient for purposes of this provision to the extent that the redemption price so deposited with the trustee is calculated using an amount equal to an estimate of such premium computed using the Treasury Rate as of the third business day preceding the date of such deposit with the trustee and the Company irrevocably agrees to provide funds sufficient to cover any shortfall in amounts due upon such redemption (it being understood that any discharge shall be subject to the condition subsequent that such shortfall is in fact paid); provided, that the trustee shall have no liability whatsoever in the event that such shortfall is not in fact paid after any discharge of the indenture and that any such shortfall shall be set forth in an Officers’ Certificate delivered to the trustee simultaneously with the deposit of such shortfall that confirms that such shortfall will be applied toward such redemption. The Company may make the deposit in cash or U.S. Government Obligations. Upon a satisfaction and discharge of the indenture, any guarantee of the New Notes in effect at such time will terminate.
The Company may terminate all its obligations under the New Notes and the indenture at any time, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the New Notes, to replace mutilated, destroyed, lost or stolen New Notes and to maintain a registrar and paying agent in respect of the New Notes. This is referred to as “legal defeasance.” If the Company exercises its legal defeasance option, any guarantee of the New Notes in effect at such time will terminate.
Under terms specified in the indenture, the Company and its Subsidiaries may be released with respect to any outstanding New Notes from the obligations imposed by the sections of the indenture that contain the covenants described above limiting liens, sale and lease-back transactions and consolidations, mergers and conveyances of assets or such other restrictive covenant. In that case, the Company and its Subsidiaries would no longer be required to comply with these sections of the indenture. This is typically referred to as “covenant defeasance.” If the Company exercises its covenant defeasance option, any guarantees of the New Notes in effect at such time will terminate. The Company may exercise its legal defeasance option notwithstanding the Company’s prior exercise of its covenant defeasance option.
Legal defeasance or covenant defeasance may be effected by the Company only if, among other things:
•
the Company irrevocably deposits with the trustee cash and/or U.S. Government Obligations as trust funds in an amount (solely in the case of amounts including U.S. Government Obligations certified by a nationally recognized firm of certified public accountants, appraiser or investment banking firm to be selected by the Company and delivered to the trustee) sufficient, without consideration of any reinvestment of interest, to pay at maturity or upon redemption the principal of, premium, if any, and interest on all outstanding New Notes; provided that, with respect to any redemption pursuant to “— Optional Redemption” that requires the payment of a premium based on the Treasury Rate, the redemption price deposited shall be sufficient for purposes of this provision to the extent that the redemption price so deposited with the trustee is calculated using an amount equal to an estimate of such premium computed using the Treasury Rate as of the third business day preceding the date of such deposit with the trustee and the Company irrevocably agrees to provide funds sufficient to cover any shortfall in amounts due upon such redemption (it being understood that any defeasance shall be subject to the condition subsequent that such shortfall is in fact paid); provided, that the trustee shall have no liability whatsoever in the event that such shortfall is not in fact paid after any defeasance of the indenture and that any such shortfall shall be set forth in an Officers’ Certificate delivered to the trustee simultaneously with the deposit of such shortfall that confirms that such shortfall will be applied toward such redemption;

•
the Company delivers to the trustee an opinion of counsel to the effect that the holders of the New Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the Company’s legal defeasance or covenant defeasance. This opinion must further state that these holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Company’s legal defeasance or covenant defeasance had not occurred. In the case of a legal defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the indenture;

•
no default or event of default under the indenture shall have occurred and be continuing (other than a default or event of default from the borrowing of funds to be applied to such deposit (and similar concurrent deposits relating to other Debt) and the granting of liens in connection therewith);

•
such deposit and legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound (other than agreements or instruments governing any other Debt being defeased, discharged or replaced); and

•
the Company has delivered to the trustee an Officers’ Certificate and an opinion of counsel each stating that all conditions precedent to satisfaction and discharge of the indenture have been complied with.

Concerning the Trustee
The trustee is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking relationships. The indenture contains certain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the indenture), it must eliminate such conflict within 90 days or resign as trustee.
The indenture provides that the holders of a majority in principal amount of the then outstanding New Notes will have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that at all times that an Event of Default has occurred and is continuing, the trustee shall exercise such of the rights and powers vested in it under the indenture and use the same degree of care of and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder, unless such holder shall have provided to the trustee security or indemnity satisfactory to the trustee against any loss, liability, claim, fee, damage, cost or expense (including reasonable attorneys’ fees and expenses) with respect to such exercise.
Governing Law
The indenture, the New Notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry System
General
The New Notes will be issued initially only in the form of one or more global notes (collectively, the “global notes”). Global notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant of DTC as described below.
The global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for New Notes in certificated form except in the limited circumstances described below. See “— Exchange of Book-Entry Notes for Certificated Notes.”
Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
The New Notes may be presented for registration of transfer and exchange at the offices of the registrar.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised the Company that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised the Company that, pursuant to procedures established by it:
(1)
upon deposit of the global notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the global notes; and

(2)
ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in DTC’s system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of an interest in the global notes will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on, a global note registered in the name of the nominee of DTC will be payable to the nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company, and the trustee will treat the persons in whose names the New Notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for all other purposes.
Consequently, neither the Company, the trustee, nor any agent of the Company, or the trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the New

Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company, nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the New Notes, and the Company, and the trustee may conclusively rely on and will be protected in conclusively relying on instructions from DTC or its nominee for all purposes.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and such transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers of New Notes between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised the Company that it will take any action permitted to be taken by a holder of the New Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the indenture, DTC reserves the right to exchange the global notes for New Notes in certificated form, which may be legended if required by the indenture and to distribute such New Notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the preceding procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Book-Entry Notes for Certificated Notes
A global note is exchangeable for definitive New Notes in certificated form if (1) DTC (A) notifies the Company that it is unwilling or unable to continue as depository for the global note or (B) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor depository within 90 days, or (2) there has occurred and is continuing an event of default under the indenture and DTC notifies the trustee of its decision to exchange global notes for New Notes in certificated form. In addition, beneficial interests in a global note may be exchanged for certificated New Notes upon request but only upon at least 20 days’ prior written notice given to the trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Notes delivered in exchange for any global note or beneficial interest therein will be registered in names, and issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, requested by or on behalf of DTC (in accordance with its customary procedures).
None of the Company or the trustee will be liable for any delay by a global note holder or DTC in identifying the beneficial owners of the New Notes and the Company, and the trustee may conclusively rely on, and will be protected in relying on, instructions from the global note holder or DTC for all purposes.
Same Day Settlement and Payment
Payments in respect of the New Notes represented by a global note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the global note holder. With respect to certificated New Notes, the Company will make all payments of principal, premium, if any, and interest in the manner described above under “— Payments on the New Notes; Paying Agent and Registrar.” We expect that secondary trading in the certificated New Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes the material U.S. federal income tax considerations relevant to the receipt of a New Note in exchange for an Old Note pursuant to the exchange offer. The discussion is based upon the Code, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below.
The receipt of a New Note in exchange for an Old Note pursuant to the exchange offer will not constitute a “significant modification” of the Old Note for U.S. federal income tax purposes, and, accordingly, the New Note received will be treated as a continuation of the Old Note in the hands of an exchanging holder. As a result, a holder will not recognize any taxable gain or loss as a result of receiving a New Note in exchange for an Old Note pursuant to the exchange offer, and any such holder will have the same adjusted tax basis and holding period in the New Note as it had in the Old Note immediately before the exchange. A holder who does not exchange its Old Note for a New Note pursuant to the exchange offer will not recognize any gain or loss for U.S. federal income tax purposes upon consummation of the exchange offer. The U.S. federal income tax consequences of holding and disposing of a New Note will be the same as the U.S. federal income tax consequences of holding and disposing of an Old Note.
CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the acquisition and holding of the New Notes (including the exchange of Old Notes for New Notes) by (a) (i) “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, accounts and other arrangements that are subject to Section 4975 of the Code and (iii) plans, accounts and other arrangements that are subject to provisions of any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code (such laws, collectively, “Similar Laws”), and (b) entities whose underlying assets are considered to include “plan assets” (as defined in Section 3(42) of ERISA or any applicable Similar Laws (“Plan Assets”)) of any such plan, account or arrangement (each, a “Plan”). This summary is general in nature and does not address every issue pertaining to ERISA, the Code or Similar Laws that may be applicable to us, the New Notes or a particular investor. Accordingly, each prospective investor should consult with his, her or its own counsel in order to understand the issues relating to ERISA, the Code and Similar Laws that affect or may affect the investor with respect to this investment.
General Fiduciary Matters
ERISA and the Code impose certain requirements on (1) “employee benefit plans” within the meaning of Section s(3) of ERISA that are subject to Title I of ERISA and plans, accounts or other arrangements subject to Section 4975 of the Code (each such employee benefit plan or plan, account or other arrangement an “ERISA Plan”), (2) entities whose underlying assets include Plan Assets by reason of an ERISA Plan’s investment in such entities and (3) those persons who are “fiduciaries” as defined in Section 3(21) of ERISA and Section 4975 of the Code with respect to ERISA Plans. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment of the assets of a Plan in the New Notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries for the exclusive purpose of providing benefits to such participants and beneficiaries, and defraying reasonable expenses of administering the Plan. A fiduciary must act with the care, skill, prudence and diligence that a prudent man would use and must diversify the investments of a Plan so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan and the applicable provisions of ERISA, the Code or any Similar Laws. In addition, ERISA generally requires fiduciaries to hold all assets of an ERISA Plan in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan should consider whether an investment in the New Notes satisfies these requirements.
Prohibited Transaction Issues
Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve an ERISA Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to such ERISA Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property or extensions of credit between an ERISA Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to an ERISA Plan from dealing with the assets of the ERISA Plan for its own benefit (for example when a fiduciary of an ERISA Plan uses its position to cause the ERISA Plan to make investments in connection with a transaction in which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration).
A party in interest or disqualified person who engaged in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and such transaction may have to be rescinded. In addition, the fiduciary of the ERISA Plan that engaged in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
The acquisition and/or holding of New Notes by an ERISA Plan (including the exchange of Old Notes for New Notes) with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Accordingly, an investor who is considering acquiring the New Notes with the assets of an ERISA Plan must consider whether the acquisition and holding of the New Notes will constitute or result in a nonexempt prohibited transaction.
As indicated above, ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several additional exemptions, in each case that may apply to the acquisition and holding of the New Notes by an ERISA Plan (although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code). Exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that all of the conditions of any prohibited transaction exemptions will be satisfied or that any such exemptions will be available with respect to the acquisition and holding of the New Notes.
Governmental Plans, Church Plans, and Non-U.S. Plans
As a general rule, a governmental plan, as defined in Section 3(32) of ERISA (each, a “Governmental Plan”), a church plan, as defined in Section 3(33) of ERISA, that has not made an election under Section 410(d) of the Code (each, a “Church Plan”) and a plan maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (each, a “non-U.S. Plan”) are not subject to Title I of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested without regard to the fiduciary and prohibited transaction considerations described above to the extent such considerations relate to ERISA Plans, ERISA or Section 4975 of the Code. Although a Governmental Plan, a Church Plan or a non-U.S. Plan is not subject to Title I of ERISA or Section 4975 of the Code, it may be subject to other federal, state or local laws or non-U.S. laws that regulate its investments (i.e., “Similar Laws” as defined above). A fiduciary of a Governmental Plan, a Church Plan or a non-U.S. Plan should consider whether investing in the New Notes satisfies the requirements, if any, under any applicable Similar Law.

Representation
The New Notes may be acquired by a Plan, a Governmental Plan, a Church Plan, a non-U.S. Plan (each, a “Covered Plan”) or an entity whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan (a “Covered Plan Investor”), but only if the acquisition will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law. Therefore, any purchaser or subsequent transferee of a New Note or any interest therein will be deemed to have represented, warranted and agreed that (a) either: (i) it is not, and it is not investing in the New Notes (including in connection with the exchange of Old Notes for New Notes) or any interest therein on behalf of, any (A) “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA; (B) plan, account or other arrangement that is subject to Section 4975 of the Code, or provisions under any applicable Similar Law; or (C) entity whose underlying assets are considered to include Plan Assets of any such plan, account or arrangement or (ii) its investment in the New Notes (including in connection with the exchange of Old Notes for New Notes) or any interest therein will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (b) it will not transfer the New Notes (including in connection with the exchange of Old Notes for New Notes) to any person or entity unless such person or entity could truthfully make the foregoing representations and covenants. Each purchaser and subsequent transferee of the New Notes (including in connection with the exchange of Old Notes for New Notes) that is a Covered Plan or Covered Plan Investor also will be deemed to have represented and warranted that neither we nor the Company nor any of our affiliates is a sponsor of or a “fiduciary” (within the meaning of ERISA or any Similar Laws) with respect to the Covered Plan or Covered Plan Investor and no advice provided by us or any of our affiliates formed a primary basis for making any investment or other decision for or on behalf of the Covered Plan or Covered Plan Investor in connection with the New Notes (including in connection with the exchange of Old Notes for New Notes) or the exercise of any rights with respect to the New Notes (including in connection with the exchange of Old Notes for New Notes). Any purported transfer of the New Notes to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring New Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether a prohibited transaction exemption would be applicable to the acquisition and holding of the Notes.
PLAN OF DISTRIBUTION
Each broker-dealer that receives New Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the effective date of the registration statement of which this prospectus is a part and ending on the close of business 180 days after such date or such shorter period as will terminate when all New Notes held by broker-dealers electing to exchange for New Notes any Old Notes that they acquired for their own account as a result of market-making activities or other trading activities or held by initial purchasers have been sold pursuant hereto (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until August 26, 2025, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.
We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
Furthermore, any broker-dealer that acquired any of the Old Notes directly from us:
•
may not rely on the applicable interpretation of the staff of the SEC’s position contained in the Exxon Capital Letters; and

•
must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

For a period of 180 days after the effective date of the registration statement of which this prospectus is a part or such shorter period as will terminate when all New Notes held by broker-dealers electing to exchange for New Notes any Old Notes that they acquired for their own account as a result of market-making activities or other trading activities or held by the initial purchasers have been sold pursuant hereto (or for such shorter period during which broker-dealers are required by law to deliver such prospectus), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
Certain legal matters in connection with this exchange offer will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas.
EXPERTS
The consolidated financial statements of Helmerich & Payne, Inc. appearing in Helmerich & Payne, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2024, and the effectiveness of Helmerich & Payne, Inc.’s internal control over financial reporting as of September 30, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of KCA Deutag International Limited for the years ended December 31, 2024 and 2023 appearing in Helmerich & Payne, Inc.’s Current Report on Form 8-K/A dated April 4, 2025 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public free of charge on the SEC’s website at www.sec.gov. You may also find this information and additional information about us on our website at www.hpinc.com as soon as reasonably practicable after we file such material with, or furnish it to, the SEC. The information contained on, or that can be accessed through, our website (other than the specified SEC filings incorporated by reference in this prospectus) does not constitute part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer and, as permitted by SEC rules, does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s website.
We are incorporating by reference information the Company files with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that the Company files with the SEC automatically will update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless this prospectus or the information incorporated by reference herein indicates that another date applies, you should not assume that the information in this prospectus is current as of any date other than the date of this prospectus or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference.
We incorporate by reference the documents listed below and any future filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the exchange offer described in this prospectus is completed or is otherwise terminated, in each case excluding any information “furnished” but not “filed,” unless we specifically provide that such “furnished” information is to be incorporated by reference:
•
the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on November 13, 2024 (the “Form 10-K”);

•
the Company’s Definitive Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Stockholders, filed with the SEC on January 22, 2025, to the extent incorporated by reference into the Form 10-K;

•
the Company’s Quarterly Reports on Form 10-Q for the periods ended December 31, 2024 and March 31, 2025, filed with the SEC on February 5, 2025 and May 9, 2025, respectively; and

•
the Company’s Current Reports on Form 8-K, filed with the SEC on December 11, 2024, January 16, 2025 (as amended on April 4, 2025), March 6, 2025, and May 15, 2025.

All filings made by the Company with the SEC pursuant to the Exchange Act (excluding any information “furnished” but not “filed,” unless we specifically provide that such “furnished” information is to be incorporated by reference) after the date of this registration statement and prior to the effectiveness of this registration statement shall also be deemed incorporated by reference into this prospectus.
You may request a copy of the Company’s filings, other than exhibits to these filings unless we have specifically incorporated those exhibits by reference into this prospectus, at no cost, by writing us at the following address or telephoning us at the following telephone number:
Investor Relations
Helmerich & Payne, Inc.
222 North Detroit Avenue
Tulsa, Oklahoma 74120
(918) 742-5531

Until August 26, 2025, all dealers that effect transactions in the New Notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

Helmerich & Payne, Inc.

OFFER TO ISSUE
THE EXCHANGE NOTES SET FORTH BELOW
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
IN EXCHANGE FOR
ALL OUTSTANDING NOTES
SET FORTH OPPOSITE THE CORRESPONDING EXCHANGE NOTES
EXCHANGE NOTES	OUTSTANDING NOTES
Up to $350,000,000 aggregate principal amount of 4.650% Senior Notes due 2027	$350,000,000 aggregate principal amount of 4.650% Senior Notes due 2027
Up to $350,000,000 aggregate principal amount of 4.850% Senior Notes due 2029	$350,000,000 aggregate principal amount of 4.850% Senior Notes due 2029
Up to $550,000,000 aggregate principal amount of 5.500% Senior Notes due 2034	$550,000,000 aggregate principal amount of 5.500% Senior Notes due 2034
PROSPECTUS
May 28, 2025